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                                                                    EXHIBIT 99.3

                     CONSENT OF SANDERS MORRIS HARRIS INC.

The Board of Directors
Bowlin Outdoor Advertising & Travel Centers, Incorporated


We hereby consent to the references to our firm under the captions "Summary--The Merger--Fairness Opinion of Sanders Morris Harris," "Background and Reasons for the Merger--Bowlin's Reasons for the Merger," and "Background and Reasons for the Merger--Financial Advisors to Bowlin's Board of Directors" in, and to the inclusion of a copy of our opinion letter as Annex C to the Joint Proxy Statement/Prospectus comprising part of the Registration Statement filed by Lamar Advertising Company on Form S-4 under the Securities Act of 1933, as amended. By giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.


                                           SANDERS MORRIS HARRIS INC.


                                           By: /s/ G. CLYDE BUCK
                                              ----------------------------------
                                           Name:  G. Clyde Buck
                                           Title: Managing Director


November 30, 2000